Exhibit (a)(5)(N)

waggl survey results January 2020

Biggest questions “What is your biggest question about the anticipated merger”? Job security Benefits Pay Clarity around “DG has agreed for the first year after the transaction closes to provide annual base salary or wage levels and employee benefits that are, in the aggregate, no less favorable than those provided by CSS on January 20, 2020, the date the merger agreement was signed”

Transition planning Until transaction closed, planning restricted High level and primarily focused on how to operate initially Organization reporting structure Co-branding Working with shared customers and vendors Post-close transition planning Work through what changes and what stays the same

Reasons to be excited Combined scale Opportunities for our talented employees “Do no harm” -- business continuity Engaged and focused employees We are not slowing down!

Waggl results

Waggl results

Business As usual CSS and DG are both publicly traded companies Until the transaction is completed, it’s critical and required that we continue to operate as separate companies So, it is business as usual for CSS Please do not discuss business with your DG counterparts or confer in any manner that would be inconsistent with the activities of normal competitive companies

The possibilities CSS will bring DG a great team, with a strong organizational infrastructure, along with a broad manufacturing and distribution footprint DG will provide CSS with the opportunity to expand into other international markets and to further leverage our supply chain capabilities Both DG and CSS bring additional product categories, enhancing the overall portfolio We believe this provides opportunities for our talented employees to take on expanded roles in the future closing Tender offer underway Long-term goal of $1B business, premier partner and opportunity for our employees Same GOAL, different PATH

Thank you

Cautionary Statement This communication contains forward-looking statements, including statements regarding the proposed acquisition of CSS Industries, Inc. (the “Company”) by IG Design Group Plc (“TopCo Parent”), IG Design Group Americas, Inc. (“Parent”) and TOM MERGER SUB INC. (“Merger Sub”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of the Company and the expected timing of the proposed transaction with Parent and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the Company and Parent to terminate the merger agreement; the risk that, prior to the completion of the transaction, the Company’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction on the market price of the Company’s common stock and/or on the Company’s business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; and the ability of the Company to retain and hire key personnel; and the risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see the Company’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by the Company from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and the Company undertakes no obligation to revise or update it.

Additional Information and Where to Find It This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the tender offer materials that Parent, TopCo Parent and Merger Sub have filed with the SEC. TopCo Parent, Parent and Merger Sub have filed tender offer materials on Schedule TO, including the offer to purchase, letter of transmittal and other related materials, with respect to the tender offer, and Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Solicitation/Recommendation Statement”) with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE DOCUMENTS CAREFULLY (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of shares of the Company’s common stock at no expense to them. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by the Company with the SEC may also be obtained free of charge at the Company’s website at http://www.cssindustries.com/investor-relations.